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                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
1934

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         ANDREA ELECTRONICS CORPORATION
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
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                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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                [Andrea Electronics Corporation Letterhead]


July 11, 1997


Dear Fellow Shareholder:

We have previously written you regarding the adjourned Annual Meeting of Shareholders. As of June 19, the originally scheduled date of the meeting, approximately one half of our shareholders had not yet returned their proxies. For this reason, proposal three, which involves increasing the number of shares issuable under the Company's 1991 Performance Equity Plan, fell short of the absolute majority in favor which is required for its approval. As of the original meeting date, over 78% of shares voting were in favor.

As stated in our proxy statement, your Board of Directors believes this proposal is an important part of our effort to attract and retain employees and consultants of the highest caliber to continue to promote the well-being of the Company, and thus is in the best interests of our shareholders. In order to provide all our shareholders sufficient time to consider and vote upon this issue, the meeting was adjourned with respect to proposal 3 until Thursday, July 24, at 10:00 A.M. local time.

Please take a moment to sign and return the enclosed duplicate proxy. This will ensure the representation of your shares, and will help to minimize any additional solicitation efforts and cost. A postage-paid reply envelope has been provided for your convenience.

Thank you very much for your prompt action. Please do not hesitate to contact us to discuss any issue of interest concerning Andrea Electronics.

               Very truly yours,


               /s/ Douglas J. Andrea        /s/ John N. Andrea
               Douglas J. Andrea            John N. Andrea
               Co-President                 Co-President